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                                                                   EXHIBIT 21.1



                                  SUBSIDIARIES

                                       OF

                           THE MEN'S WEARHOUSE, INC.



                          TMW Licensing Company, Inc.

                             TMW Licensing I, Inc.

                             TMW Licensing II, Inc.

                       TMW Washington Distribution, Inc.

                          Value Priced Clothing, Inc.

                         Value Priced Clothing II, Inc.

                         Value Priced Liquidators, Inc.

                        The Men's Wearhouse Nevada, Inc.

                           Renwick Technologies, Inc.

                         Golden Moores Finance Company

                             Golden Moores Company